Exhibit 99.1

Media Contact: Judith Pryor 1worldspace™ +1 301 960 1242 jpryor@worldspace.com	Investor Contact: Sridhar Ganesan 1worldspace™ +1 301 960 2300 sganesan@worldspace.com

FOR IMMEDIATE RELEASE

1worldspace REPORTS SECOND QUARTER 2008 RESULTS

Silver Spring, Md., August 14, 2008 – 1worldspace™ (NASDAQ: WRSP) the only global satellite communications company positioned to offer crystal-clear radio to listeners in more than 130 countries, today announced results for the second quarter ended June 30, 2008. The Company ended the quarter with 171,657 subscribers worldwide, a slight increase of 187 from the close of the prior quarter, continuing to reflect the cessation of marketing efforts in India and other parts of the world ahead of the Company’s efforts to launch its mobile service in Europe in 2009, as well as the need to raise additional funding. In India, the Company gained 2,283 net subscribers during the second quarter of 2008, even with substantially reduced marketing spend in that region. 1worldspace ended the period with 164,309 subscribers in India, compared with 162,026 at the end of the first quarter of 2008. Highlights of the second quarter include:

•

As previously announced WorldSpace Europe, a majority-owned subsidiary, received approval from Germany’s Federal Network Agency, the Bundesnetzagentur, for the operation of a terrestrial repeater network in Germany. The repeaters will work in conjunction with the 1worldspace existing satellite network to provide German consumers with a subscription-based satellite radio service to automobiles, starting sometime in 2009.

•

An agreement with STMicroelectronics for the development, manufacture and distribution of chips for the 1worldspace mobile receiver for the European aftermarket. The agreement between 1worldspace and STMicroelectronics is expected to lead to the first fully-integrated device for channel decoding in ESDR receivers.

•

On June 13, 2008 the Company reached an agreement with its existing note holders to defer its June 1, 2008 debt repayment of $17.7 million and accrued interest of $2.16 million to June 30, 2008. The Company also agreed to accelerate the repayment of the remaining unpaid principal amount of the Bridge Loan Notes of $17.5 million to July 31, 2008.

Three additional transactions of interest occurred after the close of the second quarter:

•

On July 3, 2008, the Company reached a revised agreement with its existing note holders to defer the June 30 payment until July 9, 2008, on which date the payment was further deferred to July 31, 2008, when the second payment of $17.5 million was also due, as the Company entered into a second forbearance agreement and amendment.

•

Upon receipt of funding to make one of the July 31, 2008, obligations, on July 24, 2008, the Company entered into a third forbearance agreement and amendment under which the Company agreed to pay on or before July 25, 2008, an aggregate of $18.5 million to the investors in principal and interest and further extended the forbearance period through September 15, 2008 for the remaining unpaid principal amount of the Bridge Loan Notes of about $20 million. In addition, the Investors agreed to change the September 30, 2008 maturity date of the Convertible Notes to December 31, 2008 if the Company has paid in full on or before September 15, 2008, all amounts due on the Bridge Loan Notes.

•

On July 24, 2008 1worldspace secured $20 million of subordinated financing from Yenura Pte. Ltd., a company controlled by Noah Samara, chairman and CEO of 1worldspace. Approximately $18.5 million was used to meet the terms of the July 25, 2008 financing terms reached with its investors, leaving approximately $1.5 million to make certain payments owed to vendors and other persons.

The Company also introduced its new brand, 1worldspace and a new website was launched on July 14, 2008.

“Our goals moving forward in 2008 continue to be the resolution of our financial situation and a focus on our plans to bring mobile satellite radio services to Europe, starting with Italy sometime next year,” said Noah A. Samara, Chairman and CEO, 1worldspace. “We have also drastically reigned in spending in India, pending the attainment of the license for repeaters and a local equity partner relationship there, as we continue to work very hard to solve our liquidity issues.”

Subscriber Growth

Gross subscriber adds of 15,865 in India were slightly up from 15,637 in the second quarter of 2008. Net subscriber adds in India in the second quarter were slightly higher at 2,283 compared to net subscriber losses of 1,049 in the first quarter of 2008. The Company continues to work towards stabilizing its subscriber base, while awaiting approval of its terrestrial offering in the country along with finalization of potential partnership agreements.

Revenue

For the second quarter of 2008, 1worldspace reported revenues of approximately $3.3 million, a slight increase over revenues of approximately $3.0 million for the first quarter of 2008. Subscription revenue was approximately $1.8 million for the second quarter of 2008, compared with approximately $1.9 million in the second quarter of 2007. On a sequential basis, subscription revenues in the first quarter of 2008 were approximately $1.7 million.

Operating Expenses

Total operating expenses for the second quarter of 2008 were $33.1 million, a 26.5% decline from operating expenses of $45.0 million in the second quarter of 2007, primarily reflecting reduced marketing activity in India, as well as decreased compensation and lower professional and legal fees in the 2008 period.

Net Loss and EBITDA Loss

1worldspace recorded a net loss for the second quarter of 2008 of $36.0 million, or $0.85 per share, compared with a net loss of $51.2 million, or $1.30 per share for the second quarter of 2007. 1worldspace had an EBITDA (earnings before interest income, interest expense, income taxes, depreciation and amortization) loss of $15.2 million for the second quarter of 2008, compared with an EBITDA loss of $27.0 million for the second quarter of 2007.

As of June 30, 2008, the Company had cash and cash equivalents of $1.2 million, along with restricted cash and investments of approximately $4.8 million, compared with $2.0 million and $5.6 million, respectively, as of March 31, 2008.

SAC and CPGA

Subscriber Acquisition Costs (SAC) were $13 in the second quarter of 2008 on a blended basis (India and the rest of the world) and $19 in India, compared with $28 on a blended basis and $30 in India for the first quarter of 2008. Cost Per Gross Addition (CPGA) decreased in the quarter to $22 on a blended basis, down from the $70 CPGA in the prior quarter, reflecting the lower marketing activity in India, and CPGA in India, decreased to $27 for the second quarter of 2008 from $72 in the first quarter of 2008. WorldSpace’s CPGA is the fully-loaded cost to acquire each new subscriber, including SAC, as well as advertising and marketing expenses. SAC also represents a subsidy on equipment sales.

Non GAAP Reconciliation

Earnings before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” EBITDA is not a measure of financial performance under generally accepted accounting principles. The Company believes EBITDA is often a useful measure of a Company’s operating performance and is a significant basis used by the Company’s management to measure the operating performance of the Company’s business because EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our debt financings, as well as our provision for income tax expense. Accordingly, the Company believes that EBITDA provides helpful information about the operating performance of its business, apart from the expenses associated with its physical assets or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in the Company’s industry, although the Company’s measure of EBITDA may not be identical to similarly titled measures of other companies. EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net loss to EBITDA has been provided in this release.

About 1worldspace™

Based in the Washington, DC metropolitan area, 1worldspace™ is the world’s only global media and entertainment company positioned to offer a satellite radio experience to consumers in more than 130 countries with five billion people, driving 300 million cars. 1worldspace™ award-winning programming provides subscribers with a combination of news, sports, music, talk and entertainment, as well as brand-name content and educational programming. Leading brands from around the globe found on 1worldspace™ include the BBC, CNN International, Virgin Radio UK, and RFI.

1worldspace™ satellites cover two-thirds of the earth and enable the Company to offer a wide range of innovative services for enterprises and governments globally, including distance learning, alert delivery, data delivery, and disaster readiness and response systems. 1worldspace™ is a pioneer of satellite-based digital radio services and was instrumental in the early development of the technology infrastructure used today by XM Satellite Radio. For more information, visit www.1worldspace.com.

Forward-looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company’s Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

FINANCIAL TABLES FOLLOW

RESULTS OF OPERATIONS:

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
	(unaudited, in thousands)
STATEMENT OF OPERATIONS DATA:
REVENUE:
Subscription revenue	$1,747	$1,884	$3,482	$3,704
Equipment revenue	393	535	731	1,015
Other revenue	1,127	1,189	2,098	1,935
Total Revenue	3,267	3,608	6,311	6,654

OPERATING EXPENSES:
Satellite transmission, programming and other	5,295	8,266	11,947	15,635
Cost of equipment	341	952	907	2,706
Research and development	530	1,430	2,976	1,525
Selling and marketing	1,123	3,491	2,774	5,985
General and administrative	11,058	16,060	21,354	30,339
Depreciation and amortization	14,712	14,805	29,498	29,402
Total Operating Expenses	33,059	45,004	69,456	85,592

Loss from Operations	(29,792)	(41,396)	(63,145)	(78,938)

OTHER INCOME (EXPENSE):
Interest income	217	1,779	407	4,073
Interest expense	(5,866)	(3,023)	(9,353)	(5,690)
Write-off of deferred debt issuance costs	—	(11,516)	—	(11,516)
Other	(158)	(324)	(68)	(401)
Total Other Income (Expense)	(5,807)	(13,084)	(9,014)	(13,534)

Loss Before Income Taxes	(35,599)	(54,480)	(72,159)	(92,472)
Income Tax Benefit (Expense)	(363)	3,234	(625)	5,694
Net Loss	$(35,962)	$(51,246)	$(72,784)	$(86,778)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
PER SHARE DATA – Basic and Diluted:
Loss per share—basic and diluted	($0.85)	($1.30)	($1.72)	($2.21)
Weighted Average Number of Shares Outstanding	42,327,845	39,391,365	42,327,748	39,202,912

SUMMARY OPERATING METRICS

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Net Subscriber Additions	187	(1,313)	(2,509)	(8,772)
India	2,283	3,261	1,234	11,605
Rest of World (‘ROW’)	(2,096)	(4,574)	(3,743)	(20,377)

Total EOP Subs	171,657	190,333	171,657	190,333
India	164,309	173,615	164,309	173,615
ROW	7,348	16,718	7,348	16,718

ARPU (1)	$3.44	$3.28	$3.40	$3.23
ARPU (India)	3.22	2.98	3.14	2.96
ARPU (ROW)	7.53	6.06	7.83	5.57

SAC (2)	$13	$21	$11	$28
SAC (India)	19	22	15	29
SAC (ROW)	0	0	0	0

CPGA (3)	$22	$110	$55	$91
CPGA (India)	27	108	40	87
CPGA (ROW)	13	144	35	124

EBITDA (4)	($15,238)	($26,915)	($33,715)	($49,937)

SELECTED BALANCE SHEET DATA:

	As of
	June 30, 2008	December 31, 2007
	Unaudited
	(in thousands)
Cash and cash equivalents	$1,224	$3,597
Restricted Cash and Marketable Securities	4,839	6,312
Satellites and Related Systems, net	272,002	298,503
Total Assets	307,382	340,014
Total Debt ( including current portion)	111,016	94,013
Contingent Royalty Obligation	1,814,175	1,814,175
Total Liabilities	2,122,904	2,091,745
Minority Interest	438	689
Total Shareholders’ Deficit	(1,815,960)	(1,752,420)

EBITDA Reconciliation:

	Three months ended June 30,
	2008	2007
	(in thousands)
Reconciliation of Net Loss to EBITDA
Net Loss as reported	($35,962)	($51,246)
Addback non-EBITDA items included in net loss:
Interest income	(217)	(1,779)
Interest expense	5,866	14,539
Depreciation & amortization	14,712	14,805
Deferred income tax expenses(benefit )	363	(3,234)

EBITDA	($15,238)	($26,915)

	Six months ended June 30,
	2008	2007
	(in thousands)
Reconciliation of Net Loss to EBITDA
Net Loss as reported	($72,784)	($86,778)
Addback non-EBITDA items included in net loss:
Interest income	(407)	(4,073)
Interest expense	9,353	17,206
Depreciation & amortization	29,498	29,402
Deferred income tax expenses(benefit )	625	(5,694)

EBITDA	($33,715)	($49,937)

Notes:

1	Average Revenue per User (ARPU) is derived from the total of monthly earned subscription revenue (net of promotion and rebates) divided by the monthly average number of subscribers for the period reported. ARPU is a measure of operational performance and not a measure of financial performance under generally accepted accounting principles.

2	Subscriber Acquisition Cost (SAC) includes the negative margins from equipment sales to end customers, but does not include ongoing loyalty payments to retailers and distribution partners, and payments under revenue sharing arrangements to content providers.

3	Cost per Gross Addition (CPGA) includes amounts in SAC described above, as well as advertising, media and other discretionary marketing expenses, but does not include headcount related to sales and marketing staff.

4	“EBITDA” refers to net loss before interest income, interest expense, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by WorldSpace’s management to measure the operating performance of the business. Because we have funded and completed the build-out of our system through the raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles and should not be considered as an alternative to those measurements as an indicator of our performance.